UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

RW Holdings NNN REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

Amended and Restated Share Repurchase Program

On December 2, 2019, RW Holdings NNN REIT, Inc. (the “Company”) amended and restated its share repurchase program for shares of its Class C common stock (the “Shares”) to eliminate the discount on the repurchase of Shares acquired pursuant to the Company’s distribution reinvestment plan. Accordingly, effective upon the Company’s first repurchase following reinstatement of the share repurchase program as provided below, the price at which Shares acquired pursuant to the Company’s distribution reinvestment plan may be repurchased pursuant to the share repurchase program will equal 100% of the Company’s most recently published net asset value per share.

As previously announced on September 19, 2019, the Company suspended its share repurchase program on October 19, 2019 and the share repurchase program will remain suspended until such time as the Company’s board of directors, in its discretion, may approve the reinstatement of the share repurchase program. The Company currently anticipates the reinstatement of the share repurchase program to occur shortly after the closing of the Company’s pending merger with Rich Uncles Real Estate Investment Trust I, which is expected to occur in late December 2019 or early January 2020.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Share Repurchase Program (Class C Common Stock)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)

By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: December 2, 2019